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                                                                  EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                           FOR TYECIN SYSTEMS, INC.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Manugistics Group, Inc. of our report dated March 6, 1998, except as to Note 11, which is as of June 1, 1998, related to the consolidated financial statements of TYECIN Systems, Inc. (not presented separately therein), which appears in Manugistics Group Inc.'s Annual Report on Form 10-K for the year ended February 29, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP

San Jose, California
November 20, 2000